Exhibit 99.1

DIVIDEND CAPITAL DIVERSIFIED PROPERTY FUND

ANNOUNCES FIRST QUARTER 2014 RESULTS

Reports Company-Defined FFO per basic and diluted share of $0.11

Reports net income per basic and diluted share of $0.15

DENVER – May 13, 2014— Dividend Capital Diversified Property Fund Inc. (“DPF” or “the Company”), a public reporting, daily NAV REIT (NASDAQ: ZDPFEX; ZDPFAX; ZDPFWX; ZDPFIX) reported results today for the first quarter ended March 31, 2014. For additional information, please refer to the Company’s Annual Report for the year ended December 31, 2013, filed on Form 10-K and the Company’s Quarterly Report for the quarter ended March 31, 2014, filed on Form 10-Q, each with the United States Securities and Exchange Commission (“SEC”).

Results for the quarter ended March 31, 2014

Company-Defined Funds from Operations (“FFO”) for the quarter ended March 31, 2014 were $21.1 million, or $0.11 per basic and diluted share. This compares to Company-Defined FFO for the quarter ended March 31, 2013 of $23.4 million, or $0.12 per basic and diluted share.

GAAP net income available to common shareholders for the quarter ended March 31, 2014 was $27.4 million, or $0.15 per basic and diluted share. This compares to GAAP net loss available to common shareholders for the quarter ended March 31, 2013 of $5.4 million, or $0.03 per basic and diluted share.

Investment Summary

As of March 31, 2014, the Company held the majority ownership in 68 operating properties located in 24 geographic markets in the United States, aggregating approximately 11.7 million square feet. As of March 31, 2014, DPF’s real property portfolio was approximately 92.2% leased to approximately 350 tenants. As of March 31, 2014, these properties had an estimated fair value of approximately $2.3 billion (calculated in accordance with our valuation procedures), comprising:

•	25 office properties located in 15 geographic markets, aggregating approximately 5.0 million net rentable square feet, with an aggregate fair value amount of approximately $1.4 billion;

•	30 retail properties located in seven geographic markets, aggregating approximately 3.0 million net rentable square feet, with an aggregate fair value amount of approximately $715.2 million; and

•	13 industrial properties located in nine geographic markets, aggregating approximately 3.7 million net rentable square feet, with an aggregate fair value amount of approximately $261.9 million.

As of March 31, 2014, the Company also held approximately $94.2 million in net debt related investments.

Significant Events

Significant events during the first quarter included:

•	During the first quarter, the Company disposed of 14 operating properties aggregating approximately 3.6 million square feet to unrelated third parties. The total sales price of the assets was approximately $201.3 million, resulting in net cash proceeds of $90.4 million.

•	During the first quarter, three of the Company’s debt-related investments with aggregate principal balances of $29.7 million were repaid in full.

Significant events subsequent to the first quarter included:

•	On April 7, 2014, the Company entered into a Restricted Stock Unit Agreement with the Company’s external advisor (the “Advisor”) to grant the Advisor 493,575 restricted stock units (“RSUs”), in return for offsets of future advisory fees and expenses. Each RSU will, upon vesting, entitle the Advisor to one Class I share of DPF common stock. The agreement is intended to further promote an alignment of interests among DPF stockholders, the Advisor and the personnel of the Advisor and its affiliates, and is intended to promote retention of the personnel of the Advisor and its affiliates.

Non-GAAP Supplemental Financial Measure

The Company computes its financial results in accordance with generally accepted accounting principles (“GAAP”). Below, the Company has provided a reconciliation of Company-Defined FFO, which is a non-GAAP supplemental financial measure, to the most directly comparable GAAP measure. For more information about Company-Defined FFO, including why management believes it provides useful information, please see the Quarterly Earnings and Supplemental Disclosure furnished with this press release on Form 8-K filed with the SEC on May 13, 2014, available on DPF’s website, www.dividendcapitaldiversified.com, and the SEC’s website, www.sec.gov.

	For the Three Months Ended March 31,
	2014	2013
Reconciliation of net earnings to FFO:
Net income (loss) attributable to common stockholders	$27,438	$(5,367)

Add (deduct) NAREIT-defined adjustments:
Depreciation and amortization expense	22,350	30,523
Gain on disposition of real property	(33,155)	(1,213)
Noncontrolling interests’ share of net income (loss)	4,550	(499)
Noncontrolling interests’ share of FFO	(1,561)	(2,001)

FFO attributable to common shares-basic	19,622	21,443
FFO attributable to dilutive OP units	1,456	1,695

FFO attributable to common shares-diluted	$21,078	$23,138

FFO per share-basic and diluted	$0.11	$0.12

Reconciliation of FFO to Company-Defined FFO:
FFO attributable to common shares-basic	$19,622	$21,443

Add (deduct) our adjustments:
Loss on extinguishment of debt and financing commitments	63	270
Noncontrolling interests’ share of NAREIT-defined FFO	1,561	2,001
Noncontrolling interests’ share of Company-Defined FFO	(1,565)	(2,020)

Company-Defined FFO attributable to common shares-basic	19,681	21,694
Company-Defined FFO attributable to dilutive OP units	1,460	1,715

Company-Defined FFO attributable to common shares-diluted	$21,141	$23,409

Company-Defined FFO per share-basic and diluted	$0.11	$0.12

Weighted average number of shares outstanding
Basic	176,873	178,792

Diluted	189,993	192,927

Webinar and Earnings Conference Call Information

The company will host a webinar/earnings conference call to review first quarter 2014 operating and financial results on May 14, 2014, at 2:15 p.m. U.S. Mountain Time. Information to access the call is as follows:

Date: Wednesday, May 14, 2014

Time: 2:15 p.m. MT/4:15 p.m. ET

Dial-in Number: 800.891.8256

To access the live webinar please visit the Investor Relations page at the Company’s website, www.dividendcapitaldiversified.com.

The webinar replay will be posted when available on the Investor Relations page of the Company’s website.

About Dividend Capital Diversified Property Fund

Dividend Capital Diversified Property Fund is a public reporting, daily NAV vehicle based in Denver, CO that invests in a diversified portfolio of commercial real estate assets. The company owned 68 properties totaling approximately 11.7 million square feet in 24 geographic markets as of March 31, 2014. More information is available at www.dividendcapitaldiversified.com.

Forward-Looking Information

This material may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect(s),” “could,” “should,” and “continue” and similar statements are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results that are materially different than those described in the forward-looking statements. Dividend Capital Diversified Property Fund cannot give assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Dividend Capital Diversified Property Fund’s expectations include, but are not limited to, the uncertainty of funding Dividend Capital Diversified Property Fund’s future capital needs, delays in the acquisition, development, and construction of real properties, changes in economic conditions generally and the real estate and securities markets specifically, and other risks detailed from time to time in Dividend Capital Diversified Property Fund’s Securities and Exchange Commission reports, particularly the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K. Such forward-looking statements pertain only as of the date of this press release. Dividend Capital Diversified Property Fund expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions, or circumstances on which any statement is based.

Contact

Eric Paul

Dividend Capital

(303) 228-2200